Exhibit 99.1

Contact:

Primo Water Corporation

David Mills, Chief Financial Officer

(336) 331-4000

ICR Inc.

Katie Turner

(646) 277-1228

Primo Water Announces

Fourth Quarter and Full Year 2018 Financial Results

WINSTON-SALEM, N.C., March 5, 2019 -- Primo Water Corporation (Nasdaq: PRMW) today reported financial results for the fourth quarter and full year ended December 31, 2018.

Fourth Quarter 2018 Business Highlights:

●	Net sales increased 3.8% to $70.9 million

●	Dispenser net sales increased 20.3% to $12.1 million

●	Exchange net sales increased 8.9% to $18.3 million

●	Net income of $1.7 million, or $0.04 per diluted share

●	Adjusted net income of $3.1 million or $0.07 per diluted share

●	Adjusted EBITDA of $11.8 million

●	Dispenser sell-thru units of 158,000

●	U.S. Exchange same-store sales unit growth accelerated to 13.3%

Full Year 2018 Business Highlights:

●	Net sales increased 5.6% to $302.1 million

●	Dispenser net sales increased 20.4% to $49.0 million

●	Exchange net sales increased 8.3% to $78.1 million

●	Refill net sales increased 1.0% to $175.0 million

●	Net loss of $54.8 million, or $1.47 per diluted share

●	Adjusted net income of $16.0 million or $0.41 per diluted share

●	Adjusted EBITDA increased 1.2% to $55.4 million

●	Record sell-thru of dispenser units to 725,000, an increase of 10.1%

●	U.S. Exchange same-store sales unit growth of 10.7%

(All comparisons above are with respect to the fourth quarter and full year ended December 31, 2017)

“We are pleased with our finish to 2018, as our marketing initiatives continued to help fuel our growth across sales channels. Our U.S. exchange same-store unit growth of over 13% exceeded our expectations and was driven by solid dispenser sell-thru resulting in new water households,” commented Matt Sheehan, Primo Water’s President and Chief Executive Officer.  “In 2019, we believe our operational and marketing focus, combined with robust industry tailwinds, position us well for continued growth.  We remain confident in our ability to generate value for all of our shareholders.”

Fourth Quarter Results

Net sales increased to $70.9 million from $68.3 million for the prior year quarter, as a result of growth in both the Dispenser and Exchange segments, partially offset by a slight decrease in the Refill segment. Dispenser segment net sales increased 20.3% to $12.1 million from $10.1 million for the prior year quarter, driven by consumer demand, or sell-thru of 158,000 units. Exchange net sales increased to $18.3 million from $16.8 million for the prior year quarter, driven by an acceleration in growth of U.S. same-store unit sales to 13.3%. Refill net sales decreased to $40.5 million from $41.4 million for the prior year quarter, primarily due to lower sales volumes, partially offset by an increase in price.

Gross margin percentage was 28.0%, compared to 28.7% for the prior year quarter, due primarily to the higher mix of dispenser sales in the quarter compared to the prior year quarter, as well as an increase in promotional activities. Selling, general and administrative (SG&A) expenses were $9.1 million, or 12.8% as a percentage of net sales, compared to $8.0 million, or 11.7% as a percentage of net sales, for the prior year quarter, primarily due to an increase in marketing and advertising spending, which we believe will drive long-term growth, as well as increases in employee-related costs and bad debt expense related to a retail partner bankruptcy, partially offset by a decrease in non-cash, stock compensation expense.

Interest expense decreased to $2.5 million from $5.1 million for the prior year quarter. The decrease was primarily due to the impact of the refinancing of our outstanding indebtedness in June 2018, which resulted in lower indebtedness and lower interest rates under the current credit facility compared to the prior credit arrangements.

U.S. GAAP net income was $1.7 million, or $0.04 per diluted share, compared to $3.0 million, or $0.09 per diluted share in the prior year quarter. Adjusted net income, a non-U.S. GAAP measure, was $3.1 million, or $0.07 per diluted share, compared to adjusted net income of $0.5 million, or $0.01 per diluted share, for the prior year quarter.

Adjusted EBITDA, a non-U.S. GAAP measure, was $11.8 million compared to $12.9 million in the prior year quarter.

Full Year 2018 Results

Net sales increased to $302.1 million from $286.1 million for the prior year, with growth in all three segments – Dispensers, Exchange and Refill. Dispenser segment net sales increased 20.4% to $49.0 million from $40.7 million for the prior year, primarily due to sell-thru, which increased 10.1% to 725,000 units for 2018. Exchange net sales increased 8.3% to $78.1 million from $72.1 million for the prior year, driven by a 10.7% increase in U.S. same-store unit sales. Refill net sales increased to $175.0 million from $173.2 million for the prior year.

Gross margin percentage was 28.7%, compared to 29.1% for the prior year due primarily to a higher mix of dispenser sales and an increase in promotional activities when compared to 2017. SG&A increased to $35.2 million from $34.7 million in the prior year. As a percentage of net sales, SG&A decreased to 11.7% from 12.1% for the prior year. The increase in SG&A dollars was primarily due to an increase in marketing and advertising spend and the impact related to a retail partner bankruptcy, partially offset by a decrease in non-cash, stock-based compensation expense.

During the third quarter of 2018, we announced the plan to move forward with one brand in Refill and discontinue the Glacier brand. This will bring the Primo brand to all our Refill locations in the next two years. The Glacier brand was obtained through Primo’s December 2016 acquisition of Glacier Water. As a result of the decision to discontinue the use of this brand, we recorded one-time non-cash impairment charges totaling $63.2 million during the year ended December 31, 2018 to reduce the carrying value of the assets to the estimated fair value. During 2018, additional non-cash impairment charges totaling $4.6 million were recorded related to the reduction of the carrying value of our ice assets held-for-sale to their estimated fair value.

U.S. GAAP net loss was $54.8 million, or $1.47 per diluted share, compared to a net loss of $6.4 million, or $0.19 per diluted share for the prior year. Adjusted net income, a non-U.S. GAAP measure, was $16.0 million, or $0.41 per diluted share, compared to adjusted net income of $7.2 million, or $0.21 per diluted share, for the prior year.

Adjusted EBITDA, a non-U.S. GAAP measure, increased 1.2% to $55.4 million from $54.7 million for the prior year.

2019 Outlook

We expect net sales for the full year 2019 to be in the range of $315.0 million to $325.0 million, and adjusted EBITDA for the full year to be in the range of $60.0 to $63.0 million.

For the first quarter of 2019, we expect net sales of $67.8 million to $70.8 million and adjusted EBITDA of $9.0 million to $10.0 million.

We do not provide guidance for the most directly comparable GAAP measure to adjusted EBITDA, net income, and similarly cannot provide a reconciliation between our forecasted adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates, which include interest expense and non-recurring and acquisition-related costs. These items, among others, are not within our control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast

Primo will host a conference call with Matt Sheehan, President and Chief Executive Officer and David Mills, Chief Financial Officer, to discuss its financial results at 4:30 p.m. ET today, March 5, 2019. The call will be broadcast live over the Internet hosted at the Investor Relations section of Primo Water's website at www.primowater.com, and will be archived online through March 19, 2019. In addition, listeners may dial (866) 712-2329 in North America, and international listeners may dial (253) 237-1244.

About Primo Water Corporation

Primo Water Corporation (Nasdaq: PRMW) is an environmentally and ethically responsible company with a purpose of inspiring healthier lives through better water. Primo is North America's leading single source provider of water dispensers, multi-gallon purified bottled water, and self-service refill drinking water. Primo’s Dispensers, Exchange and Refill products are available in over 45,000 retail locations and online throughout the United States and Canada. For more information and to learn more about Primo Water, please visit our website at www.primowater.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. These statements include the Company’s financial guidance; our belief that our operational and marketing focus, combined with robust industry tailwinds, position us well for continued growth; our confidence in our ability to generate value for all of our shareholders; our belief that an increase in marketing and advertising spending will drive long-term growth; and statements regarding our plan to move forward with one brand in Refill, discontinue the Glacier brand, and to bring the Primo brand to all of our Refill locations in the next two years. These statements can otherwise be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," “predict,” "project," “seek,” "should," "would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated herein. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the loss of major retail customers of the Company or the reduction in volume or change in timing of purchases by major retail customers; the consolidation of retail customers and disruption of the retail business model; lower than anticipated consumer and retailer acceptance of and demand for the Company's products and services; difficulties realizing expected growth in Refill sales volume and net sales from recently discovered insights related to downtime of certain Refill machines, and the potential that an increase in Refill prices will be offset by lower Refill sales volume; the highly competitive environment in which we operate and the entry of a competitor with greater resources into the marketplace; risks that we may continue to incur operating losses in the future; competition and other business conditions in the water and water dispenser industries in general; adverse changes in the Company's relationships with its independent bottlers, distributors and suppliers in its Exchange business; the potential that our distributors do not perform to our retailers’ expectations, that we may have difficulty managing our distributor operations or that we or our distributors are not able to manage our growth effectively; our inability to obtain capital when desired on favorable terms, if at all, and the potential dilution such capital acquisition may have on our existing stockholders; the loss of key Company personnel; risks related to fluctuations in currency exchange rates and international political uncertainties, particularly with China; risks associated with the Company’s potential expansion into international markets, and our recent entrance into a partnership with a third party in Mexico related to Mexico refill operations, that could be harmful to our business and operations; recently imposed tariffs that cover certain of our products, the potential for increases in existing tariffs or new tariffs, which may materially adversely affect our business, and other potential changes in international trade relations implemented by the U.S. presidential administration; risks related to contamination of the water we sell; the risks posed to our Refill business by electrical outages, localized municipal tap water system shut-downs, “boil water” directives or increases in the cost of electricity or municipal tap water; the misuse of components of our Dispensers by end users; interruption or disruption of our supply chain, distribution channels, bottling and distribution network or third-party service providers; the Company’s experiencing product liability, product recall or higher than anticipated rates of sales returns associated with product quality or safety issues; dependence on key management information systems; risks related to cyber breaches, cybersecurity lapses or a failure or corruption of one or more of our key information technology systems, networks, processes, associated sites or service providers, and our ability to maintain confidential or credit card information of third parties or other private data relating to the Company, its employees or any third party; changes related to the phase-out of LIBOR; risks related to inventory loss and theft of inventory and cash; the impact of impairment of intangibles on our results of operations; risks related to the brand unification in our Refill segment; our ability to effectively implement certain strategic marketing and brand activation strategies, the incurrence of potentially significant and unanticipated costs, resources and time associated with the development and implementation of new marketing and brand activation strategies, and the risk that such strategies are ultimately ineffective; our ability to build and maintain our brand image and corporate reputation; the Company's inability to efficiently expand operations and capacity to meet growth; the Company's inability to develop, introduce and produce new product offerings within the anticipated timeframe or at all; general economic conditions; the possible adverse effects that decreased discretionary consumer spending may have on the Company’s business; risks related to acquisitions and investments in new product lines, business or technologies; risks related to activist stockholders, including the incurrence of substantial costs, diversion of management’s attention and resources and the related impacts on our business; changes in the regulatory framework governing the Company's business; significant liabilities or costs associated with litigation or other legal proceedings; the possibility that our ability to use our net operating loss carryforwards in the United States may be limited; the restrictions imposed upon our business as a result of the restrictive covenants contained in our credit agreements; the Company’s inability to comply with its covenants in its credit facility; the possibility that we may fail to generate sufficient cash flow to service our debt obligations; the negative effects that global capital and credit market issues may have on our liquidity; the costs of borrowing on our operations as well as other risks described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K to be filed on March 6, 2019 and its subsequent filings under the Securities Exchange Act of 1934. Forward-looking statements reflect management's analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases or as otherwise required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

To supplement its financial statements, the Company provides investors with information related to adjusted EBITDA and adjusted net income, which are not financial measures calculated in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). Adjusted EBITDA is calculated as net (loss) income before depreciation and amortization; interest expense, net; income tax benefit; change in fair value of warrant liability; non-cash, stock-based compensation expense; special items; and impairment charges and other. Adjusted net income is defined as net (loss) income less income tax benefit; change in fair value of warrant liability; non-cash, stock-based compensation expense; special items; impairment charges and other; and debt refinancing costs. The Company believes these non-U.S. GAAP financial measures provide useful information to management, investors and financial analysts regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Management uses these non-U.S. GAAP financial measures to compare the Company's performance to that of prior periods for trend analyses and planning purposes. These non-U.S. GAAP financial measures are also presented to the Company’s Board of Directors and adjusted EBITDA is used in its credit agreements.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. These non-U.S. GAAP measures exclude significant expenses that are required by U.S. GAAP to be recorded in the Company's financial statements and are subject to inherent limitations.

FINANCIAL TABLES TO FOLLOW

Primo Water Corporation
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2018	2017	2018	2017

Net sales	$70,881	$68,312	$302,112	$286,074
Operating costs and expenses:
Cost of sales	51,040	48,712	215,502	202,878
Selling, general and administrative expenses	9,057	7,997	35,226	34,701
Special items	136	277	762	7,860
Depreciation and amortization	6,197	7,129	24,562	26,698
Impairment charges and other	213	(9)	68,397	(99)
Total operating costs and expenses	66,643	64,106	344,449	272,038
Income (loss) from operations	4,238	4,206	(42,337)	14,036
Interest expense, net	2,508	5,147	21,417	20,324
Change in fair value of warrant liability	–	–	–	3,220
Income (loss) before income taxes	1,730	(941)	(63,754)	(9,508)
Income tax benefit	–	(3,972)	(8,907)	(3,149)
Net income (loss)	$1,730	$3,031	$(54,847)	$(6,359)

Earnings (loss) per common share:
Basic	$0.04	$0.09	$(1.47)	$(0.19)
Diluted	$0.04	$0.09	$(1.47)	$(0.19)

Weighted average shares used in computing earnings (loss) per share:
Basic	40,408	33,645	37,418	33,258
Diluted	41,273	34,780	37,418	33,258

Primo Water Corporation
Segment Information
(Unaudited; in thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2018	2017	2018	2017
Segment net sales:
Refill	$40,454	$41,425	$174,996	$173,241
Exchange	18,296	16,801	78,072	72,101
Dispensers	12,131	10,086	49,044	40,732
Total net sales	$70,881	$68,312	$302,112	$286,074

Segment income (loss) from operations:
Refill	$11,092	$11,529	$51,135	$47,146
Exchange	5,097	4,862	22,663	21,434
Dispensers	1,401	812	3,710	3,469
Corporate	(6,806)	(5,600)	(26,124)	(23,554)
Special items	(136)	(277)	(762)	(7,860)
Depreciation and amortization	(6,197)	(7,129)	(24,562)	(26,698)
Impairment charges and other	(213)	9	(68,397)	99
	$4,238	$4,206	$(42,337)	$14,036

Segment gross margin:
Refill	31.1%	31.9%	32.7%	31.9%
Exchange	30.4%	31.4%	31.4%	32.2%
Dispensers	13.9%	10.9%	9.8%	11.8%
Total gross margin	28.0%	28.7%	28.7%	29.1%

Other:
Exchange U.S. same-store unit growth	13.3%	6.1%	10.7%	6.2%

Refill five-gallon equivalent units	22,192	24,888	96,141	107,871
Exchange five-gallon equivalent units	3,845	3,507	16,053	14,587

Sell-thru of Dispenser units	158	178	725	659

Primo Water Corporation
Consolidated Balance Sheets
(Unaudited; In thousands, except par value data)

	December 31,	December 31,
	2018	2017

ASSETS
Current assets:
Cash and cash equivalents	$7,301	$5,586
Accounts receivable, net	19,179	18,015
Inventories	9,965	6,178
Prepaid expenses and other current assets	7,004	3,409
Total current assets	43,449	33,188

Bottles, net	4,618	4,877
Property and equipment, net	95,627	100,692
Intangible assets, net	78,671	144,555
Goodwill	91,814	92,934
Investment in Glacier securities ($0 and $3,881 available-for-sale, at fair value at December 31, 2018 and 2017, respectively)	–	6,510
Other assets	661	997
Assets held-for-sale at fair value	5,288	–
Total assets	$320,128	$383,753

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$25,191	$18,698
Accrued expenses and other current liabilities	8,274	9,878
Current portion of long-term debt and capital leases	11,159	3,473
Total current liabilities	44,624	32,049

Long-term debt and capital leases, net of current portion and debt issuance costs	178,966	269,793
Deferred tax liability, net	–	8,455
Other long-term liabilities	607	1,985
Liabilities held-for-sale at fair value	1,438	–
Total liabilities	225,635	312,282

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value - 10,000 shares authorized, none issued and outstanding	–	–
Common stock, $0.001 par value - 70,000 shares authorized, 38,567 and 30,084 shares issued and outstanding at December 31, 2018 and 2017, respectively	39	30
Additional paid-in capital	424,635	345,963
Accumulated deficit	(328,599)	(273,752)
Accumulated other comprehensive loss	(1,582)	(770)
Total stockholders’ equity	94,493	71,471
Total liabilities and stockholders’ equity	$320,128	$383,753

Primo Water Corporation
Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Years Ended December 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(54,847)	$(6,359)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	24,562	26,698
Impairment charges and other	68,397	(99)
Gain on Omnifrio settlement	–	(1,191)
Stock-based compensation expense	3,683	5,761
Non-cash interest expense (income)	2,639	(69)
Change in fair value of warrant liability	–	3,220
Bad debt expense	635	198
Deferred income tax benefit	(8,907)	(3,149)
Realized foreign currency exchange loss and other, net	300	(65)
Changes in operating assets and liabilities:
Accounts receivable	(1,956)	(4,636)
Inventories	(3,817)	14
Prepaid expenses and other current assets	(3,162)	(532)
Accounts payable	5,301	5,213
Accrued expenses and other current liabilities	(133)	(7,430)
Net cash provided by operating activities	32,695	17,574

Cash flows from investing activities:
Purchases of property and equipment	(20,382)	(17,012)
Purchases of bottles, net of disposals	(3,116)	(3,588)
Proceeds from the sale of property and equipment	278	209
Proceeds from redemption of investment in Glacier securities	6,277	–
Acquisitions, net cash acquired	(920)	(65)
Additions to intangible assets	(88)	(63)
Net cash used in investing activities	(17,951)	(20,519)

Cash flows from financing activities:
Borrowings under Revolving Credit Facility	18,600	–
Payments under Revolving Credit Facility	(15,600)	–
Borrowings under prior Revolving Credit Facility	14,000	2,500
Payments under prior Revolving Credit Facility	(14,000)	(2,500)
Borrowings under Term loan	190,000	–
Payments under Term loan	(4,750)	–
Payments under prior Term loan	(184,140)	(1,860)
Payments upon redemption of Junior Subordinated Debentures	(87,629)	–
Capital lease payments	(1,566)	(1,782)
Proceeds from common stock issuance, net of costs	70,791	–
Proceeds from warrant exercises, net	12,176	88
Stock option and employee stock purchase activity	1,827	1,263
Payments for taxes related to net share settlement of equity awards	(11,017)	(4,459)
Debt issuance costs and other	(1,676)	(269)
Net cash used in financing activities	(12,984)	(7,019)
Effect of exchange rate changes on cash and cash equivalents	(45)	(36)
Net increase (decrease) in cash and cash equivalents	1,715	(10,000)
Cash and cash equivalents, beginning of year	5,586	15,586
Cash and cash equivalents, end of period	$7,301	$5,586

Primo Water Corporation
Non-GAAP EBITDA and Adjusted EBITDA Reconciliation
(Unaudited; in thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income (loss)	$1,730	$3,031	$(54,847)	$(6,359)
Depreciation and amortization	6,197	7,129	24,562	26,698
Interest expense, net	2,508	5,147	21,417	20,324
Income tax benefit	–	(3,972)	(8,907)	(3,149)
EBITDA	10,435	11,335	(17,775)	37,514
Change in fair value of warrant liability	–	–	–	3,220
Non-cash, stock-based compensation expense	973	1,150	3,683	5,761
Special items(1)	136	277	762	7,860
Impairment charges and other	264	186	68,708	360
Adjusted EBITDA	$11,808	$12,948	$55,378	$54,715

Primo Water Corporation
Non-GAAP Adjusted Net Income
(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2018	2017	2018	2017

Net income (loss)	$1,730	$3,031	$(54,847)	$(6,359)
Income tax benefit	–	(3,972)	(8,907)	(3,149)
Income (loss) before income taxes	1,730	(941)	(63,754)	(9,508)
Change in fair value of warrant liability	–	–	–	3,220
Non-cash, stock-based compensation expense	973	1,150	3,683	5,761
Special items(1)	136	277	762	7,860
Impairment charges and other	213	(9)	68,397	(99)
Debt refinancing costs	–	–	6,864	–
Adjusted net income	$3,052	$477	$15,952	$7,234

Adjusted earnings per share:
Basic	$0.08	$0.01	$0.43	$0.22
Diluted	$0.07	$0.01	$0.41	$0.21

Weighted average shares used in computing adjusted earnings per share:
Basic	40,408	33,645	37,418	33,258
Diluted	41,273	34,780	38,531	34,542

(1) Within “Special items” are certain expense items resulting from acquisitions and other charges which we do not believe to be indicative of our core operations, or we believe are significant to our current operating results warranting separate classification. These charges generally include (i) expenses related to our acquisition of Glacier Water Services, Inc. in December 2016; (ii) non-recurring expenses associated with our strategic alliance agreement with DS Services of America, Inc. and related business transformation; (iii) legal settlements of a non-recurring nature and (iv) other non-recurring income and expenses associated with restructuring and other costs.